Exhibit 99.A1.(4)
AMENDMENT NO. 4
TO AMENDED AND RESTATED
STANDARD TERMS AND CONDITIONS OF TRUST
DATED AS OF JANUARY 1, 1998
AND
EFFECTIVE JANUARY 13, 1998,
As Amended
FOR
DIAMONDS® TRUST, SERIES 1
(“DIAMONDS TRUST”)
AND
ANY SUBSEQUENT AND SIMILAR
SERIES OF THE
DIAMONDS TRUST
BETWEEN
PDR SERVICES LLC,
AS SPONSOR
AND
STATE STREET BANK AND TRUST COMPANY,
AS TRUSTEE
DATED AS OF DECEMBER 22, 2009
AND
TO BE EFFECTIVE SIMULTANEOUSLY WITH THE FILING OF
POST-EFFECTIVE AMENDMENT No. 13 TO THE TRUST’S REGISTRATION
STATEMENT ON FORM S-6 ANTICIPATED TO BE MADE
ON OR ABOUT FEBRUARY 26, 2010

This Amendment No. 4 (“Amendment Agreement”) dated as of December 22, 2009 and to be effective simultaneously with the filing of Post-Effective Amendment No. 13 to the Trust’s Registration Statement on Form S-6 anticipated to be made on or about February 26, 2010, between PDR Services LLC, as Sponsor (“Sponsor”), and State Street Bank and Trust Company, as Trustee (“Trustee”), amends the document entitled “STANDARD TERMS AND CONDITIONS OF TRUST DATED AS OF JANUARY 1, 1998 AND EFFECTIVE JANUARY 13, 1998 FOR DIAMONDS TRUST, SERIES 1 AND SUBSEQUENT AND SIMILAR SERIES OF THE DIAMONDS TRUST BETWEEN PDR SERVICES LLC, AS SPONSOR AND STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE”, as amended (hereinafter referred to as “Standard Terms”).
WITNESSETH THAT:
     WHEREAS, the parties hereto have entered into the Standard Terms to facilitate the creation of the DIAMONDS Trust, Series 1 (“Trust”); and
     WHEREAS, the Trust is named DIAMONDS Trust Series 1, and;
     WHEREAS, upon the advice of State Street Global Markets, LLC as the Marketing Agent for the Trust, the Sponsor and the Trustee have determined to change the name of the Trust from “DIAMONDS Trust Series 1” to “SPDR® Dow Jones Industrial AverageSM ETF Trust” to aid in the marketing and distribution of the Trust’s units and to make all changes and amendments to the Standard Terms to accomplish such purpose as more fully set forth below;
     NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows:
     1. The name of the Trust shall be changed in the Standard Terms from “DIAMONDS Trust Series 1” to “SPDR® Dow Jones Industrial AverageSM ETF Trust” in each instance that it appears.
     2. The short form name of the Trust’s units shall be changed in the Standard Terms from “DIAMOND” or “DIAMONDS” to “Trust Unit” or “Unit”, or “Trust Units” or “Units”, as applicable, in each instance that it appears.
     3. In Article I of the Standard Terms “DIAMONDS” shall be replaced with “‘Trust Unit’ or ‘Unit’”, in alphabetical order.
     4. The short form name of the Trust shall be changed in the Standard Terms from “DIAMONDS Trust” to “SPDR DJIA Trust”, or such other short-form term as is consistent with the Trust’s contractual arrangements and deemed appropriate by the Sponsor and the Trustee, in each instance that it appears.

     5. All references in the Standard Terms to “DIAMONDS Trust, Series 1” shall be replaced with “SPDR Dow Jones Industrial Average ETF Trust”.
     6. All references in the Standard Terms to “DIAMONDS Clearing Process” shall be replaced with “Clearing Process”.
     7. Section 10.03 of the Standard Terms shall be amended to remove the word “DIAMONDS”.
     8. Section 10.06 of the Standard Terms shall be amended to replace “ — DIAMONDS” with “ — SPDR Dow Jones Industrial Average ETF Trust”.
     9. Section 12 of Exhibit A of the Standard Terms shall be amended to replace “DIAMONDS” with “SPDR Dow Jones Industrial Average ETF Trust”.
     10. The first reference in the Standard Terms to “DIAMONDS telephone representative” shall be replaced with “SPDR Dow Jones Industrial Average ETF Trust telephone representative”, and thereafter it shall be replaced with “telephone representative”.
     11. Pursuant to Section 10.01, the Trustee has arranged that the Trust’s Annual Report dated October 31, 2009 contain a description of the substance of the terms of this Amendment Agreement for transmittal by each DTC Participant to the Beneficial Owners of the Trust.
     12. Except as amended hereby, the Standard Terms and any and all amendments thereto, including the document entitled “Standard Terms And Conditions Of Trust Dated As Of January 1, 1998 And Effective January 13, 1998, As Amended” between the Sponsor and the Trustee; the document entitled “Amendment Dated As Of November 1, 2004 To Standard Terms And Conditions Of Trust, As Amended”; the document entitled “Amendment Dated February 14, 2008 To Standard Terms And Conditions Of Trust, As Amended”; and, the document entitled “Amendment Dated As Of October 24, 2008 To Standard Terms And Conditions Of Trust, As Amended” between the Sponsor and the Trustee, now in effect are in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Standard Terms.
     13. This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.

PDR SERVICES LLC, as Sponsor
By:	/s/ Lisa Dallmer
	Name:	Lisa Dallmer
	Title:	President
ATTEST: /s/ Pier Tisdel
TITLE:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.

STATE STREET BANK AND TRUST COMPANY, as Trustee
By:	/s/ Gary L. French
Name:	Gary L. French
Title:	Senior Vice President

ATTEST:	/s/ Ryan M. Louvar
TITLE:	Vice President

STATE OF NEW YORK     )
: ss.:
COUNTY OF NEW YORK     )
     On the 22nd day of December in the year 2009, before me personally came Lisa Dallmer to me known, who, being by me duly sworn, did depose and say that she is the President of PDR Services LLC, the limited liability company described in and which executed the above instrument; and that she signed her name thereto by like authority.

/s/ Pier Tisdel
Notary Public

COMMONWEALTH OF MASSACHUSETTS     )
: ss.:
COUNTY OF NORFOLK     )
     On this 22nd day of December in the year 2009, before me personally appeared Gary L. French to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President of State Street Bank and Trust Company, the bank and trust company described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said bank and trust company.

/s/ Mark E. Tuttle
Notary Public

CERTIFICATE OF PDR SERVICES LLC
AS TO COMPLIANCE WITH SECTION 10.01(a)
OF THE AMENDED AND RESTATED
STANDARD TERMS AND CONDITIONS OF
TRUST FOR THE DIAMONDS TRUST (“THE TRUST”)
DATED AS OF JANUARY 1, 1998 AND
EFFECTIVE JANUARY 13, 1998,
as amended
(THE “STANDARD TERMS”)
          The undersigned, as President of PDR Services LLC (the “Sponsor”), does hereby certify in the name and on behalf of the Sponsor, that, as of the date hereof:
1. I am a duly appointed and qualified officer of the Sponsor, acting as such;
2. I have both read and understood the text of the Amendment No. 4 to the “STANDARD TERMS AND CONDITIONS OF TRUST DATED AS OF JANUARY 1, 1998, AND EFFECTIVE JANUARY 13, 1998, AS AMENDED”, dated as of 22 December, 2009, and to be effective simultaneously with the filing of Post-Effective Amendment No. 13 to the Trust’s Registration Statement on Form S-6 anticipated to be made on or about February 26, 2010, between PDR Services LLC, as Sponsor and State Street Bank And Trust Company, as Trustee (“Amendment Agreement”); and
3. Upon due consideration of the facts and circumstances deemed to be relevant to the determination required by Section 10.01 of the Standard Terms, such Amendment Agreement will not adversely affect the interests of Beneficial Owners of the Trust.
          IN WITNESS WHEREOF, the undersigned has executed this certificate in the name and on behalf of said Sponsor this 22nd day of December, 2009.

PDR SERVICES, LLC
By:	/s/ Lisa Dallmer
	Name:	Lisa Dallmer
	Title:	President

STATE OF NEW YORK     )
: ss.:
COUNTY OF NEW YORK     )
     On the 22nd day of December in the year 2009, before me personally came Lisa Dallmer to me known, who, being by me duly sworn, did depose and say that she is the President of PDR Services LLC, the limited liability company described in and which executed the above instrument; and that she signed her name thereto by like authority.

/s/ Pier Tisdel
Notary Public

CERTIFICATE OF STATE STREET BANK AND TRUST COMPANY
AS TO COMPLIANCE WITH SECTION 10.01(a)
OF THE AMENDED AND RESTATED
STANDARD TERMS AND CONDITIONS OF
TRUST FOR THE DIAMONDS TRUST (“THE TRUST”)
DATED AS OF JANUARY 1, 1998 AND
EFFECTIVE JANUARY 13, 1998,
as amended
(THE “STANDARD TERMS”)
          The undersigned, as Senior Vice President of State Street Bank and Trust Company (the “Trustee”), does hereby certify in the name and on behalf of the Trustee, that, as of the date hereof:
1. I am a duly appointed and qualified Senior Vice President of the Trustee, acting as such;
2. I have both read and understood the text of the Amendment No. 4 to the “STANDARD TERMS AND CONDITIONS OF TRUST DATED AS OF JANUARY 1, 1998, AND EFFECTIVE JANUARY 13, 1998, AS AMENDED”, dated as of December 22, 2009, and to be effective simultaneously with the filing of Post-Effective Amendment No. 13 to the Trust’s Registration Statement on Form S-6 anticipated to be made on or about February 26, 2010, between PDR Services LLC, as Sponsor and State Street Bank And Trust Company, as Trustee (“Amendment Agreement”); and
3. Upon due consideration of the facts and circumstances deemed to be relevant to the determination required by Section 10.01 of the Standard Terms, such Amendment Agreement will not adversely affect the interests of Beneficial Owners of the Trust.
          IN WITNESS WHEREOF, the undersigned has executed this certificate in the name and on behalf of said Trustee this 22nd day of December, 2009.

STATE STREET BANK AND TRUST COMPANY
By:	/s/ Gary L. French
	Name:	Gary L. French
	Title:	Senior Vice President

COMMONWEALTH OF MASSACHUSETTS     )
: ss.:
COUNTY OF NORFOLK     )
     On this 22nd day of December in the year 2009, before me personally appeared Gary L. French to me known, who, being by me duly sworn, did depose and say that he is a Senior Vice President of State Street Bank and Trust Company, the bank and trust company described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said bank and trust company.

/s/ Mark E. Tuttle
Notary Public